Exhibit 4.1
Execution Copy

SERIES 2008-CP-1 SUPPLEMENT
Dated as of March 20, 2008
among
TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST,
as Issuer
TEXTRON FINANCIAL CORPORATION,
as Servicer
and
THE BANK OF NEW YORK,
as Indenture Trustee
to
AMENDED AND RESTATED INDENTURE
Dated as of May 26, 2005
between
TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST,
as Issuer
and
THE BANK OF NEW YORK,
as Indenture Trustee

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST
SERIES 2008-CP-1 VARIABLE FUNDING NOTES

Series 2008-CP-1 Supplement

ARTICLE I Definitions	1

Section 1.01 Definitions	1

ARTICLE II Creation of the Series 2008-CP-1 Notes	11

Section 2.01 Designation	11
Section 2.02 Form, Execution, Authentication and Delivery of Series 2008-CP-1 Notes	12
Section 2.03 Issuance of Additional Series 2008-CP-1 Notes	12
Section 2.04 Incremental Fundings	13
Section 2.05 Procedure for Decreasing the Invested Amount	13
Section 2.06 Transfer of Class B Notes	13

ARTICLE III Servicing Fee	13

Section 3.01 Servicing Compensation	13

ARTICLE IV Rights of Series 2008-CP-1 Noteholders and Allocation and Application of Collections	13

Section 4.01 Daily Allocations; Payments to Residual Interestholder	14
Section 4.02 Monthly Interest	14
Section 4.03 Determination of Monthly Principal	15
Section 4.04 Establishment of Accounts	15
Section 4.05 Application of Collections	16
Section 4.06 Distributions to Series 2008-CP-1 Noteholders	18
Section 4.07 Investor Charge-Offs	18
Section 4.08 Excess Funding Account	18
Section 4.09 Reallocated Principal Collections	19
Section 4.10 Reserve Account	19
Section 4.11 Investment of Amounts on Deposit in Series Accounts	20
Section 4.12 Scheduled Amortization Period	20

ARTICLE V Distributions and Reports to Series 2008-CP-1 Noteholders	20

Section 5.01 Distributions	20
Section 5.02 Reports and Statements to Series 2008-CP-1 Noteholders	20

ARTICLE VI Early Amortization Events	21

Section 6.01 Additional Early Amortization Events	21
Section 6.02 Recommencement of the Revolving Period	22

ARTICLE VII Optional Purchase	22

Section 7.01 Optional Purchase	22

ARTICLE VIII Final Distributions	23

Section 8.01 Acquisition of Notes Pursuant to Section 10.1 of the Indenture; Distributions pursuant to Section 7.01 of this Series Supplement or Section 5.4 of the Indenture	23
Series 2008-CP-1 Supplement

 i

Section 8.02 Series Termination	23

ARTICLE IX Other Series Provisions	24

Section 9.01 Additional Covenants	24
Section 9.02 Tax Treatment of the Series 2008-CP-1 Notes	24
Section 9.03 Supplemental Indentures	24
Section 9.04 Waiver of Past Defaults	24

ARTICLE X Miscellaneous Provisions	24

Section 10.01 Ratification of Agreement	24
Section 10.02 Counterparts	24
Section 10.03 GOVERNING LAW	24
Series 2008-CP-1 Supplement

 ii

EXHIBITS

Exhibit A       Form of Class A Note
Exhibit B       Form of Class B Note
Series 2008-CP-1 Supplement

iii

     SERIES SUPPLEMENT, dated as of March 20, 2008 (as amended from time to time, this “Series Supplement”) between TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST (the “Issuer” or the “Trust”), TEXTRON FINANCIAL CORPORATION (the “Servicer”) and THE BANK OF NEW YORK, as Indenture Trustee (as indenture trustee and not in its individual capacity, the “Indenture Trustee”) to the Amended and Restated Indenture, dated as of May 26, 2005, between the Issuer and the Indenture Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).
     Section 2.1 of the Indenture provides that the Issuer may from time to time issue one or more new Series of Investor Interests. The Principal Terms of any new Series of Investor Interests are to be set forth in a Series Supplement. Pursuant to this Series Supplement, the Issuer and the Indenture Trustee shall create the Series 2008-CP-1 Notes and specify the Principal Terms thereof. The Servicer is acknowledging this Series Supplement to agree to the terms hereof applicable to the Servicer. The parties hereto acknowledge that the Issuer is not a separate entity for tax purposes and that the overall transaction is being structured so that the Class A Notes, if held by Persons other than the Seller, will be characterized as debt for federal income tax purposes.
ARTICLE I
Definitions
     Section 1.01 Definitions. (a) Whenever used in this Series Supplement, the following words and phrases have the following meanings.
     “Agent” means any “Managing Agent” as defined in the Class A Note Purchase Agreement.
     “Agreement” means the Amended and Restated Sale and Servicing Agreement, dated as of May 26, 2005, among Textron Financial Corporation, as Servicer, Textron Receivables Corporation III, as Seller, the Indenture Trustee and Textron Financial Floorplan Master Note Trust, as amended, restated, supplemented or otherwise modified from time to time.
     “Allocable Defaulted Amount” means for any Collection Period, the product of (a) the average daily Series 2008-CP-1 Allocation Percentage for that Collection Period and (b) the Defaulted Amount for that Collection Period (after giving effect to any allocation of a portion of the Defaulted Amount to the Residual Interestholder pursuant to Section 4.2 of the Agreement).
      “Allocable Miscellaneous Payments” means, with respect to any day, an amount equal to the product of (i) the Series 2008-CP-1 Allocation Percentage for such day and (ii) Miscellaneous Payments on such day.
      “Allocable Non-Principal Collections” means, with respect to any day, an amount equal to the product of (i) the Series 2008-CP-1 Allocation Percentage for such day and (ii) the aggregate amount of Non-Principal Collections deposited in the Collection Account on such day (after giving effect to any allocation of a portion of Non-Principal Collections to the Residual Interestholder pursuant to Section 4.2 of the Agreement).
     “Allocable Principal Collections” means, with respect to any day, an amount equal to the product of (i) the Series 2008-CP-1 Allocation Percentage for such day and (ii) the aggregate amount of Principal Collections deposited in the Collection Account on such day (after giving effect to any allocation of a portion of Principal Collections to the Residual Interestholder pursuant to Section 4.2 of the Agreement).
Series 2008-CP-1 Supplement

      “Alternate Purchasers” has the meaning specified in the Class A Note Purchase Agreement.
     “Applicable LIBO Percentage” means 0.60%.
     “Available Investor Non-Principal Collections” means, with respect to any Payment Date, the Investor Non-Principal Collections for the related Collection Period.
     “Available Investor Principal Collections” means, with respect to any Payment Date, the sum of the Investor Principal Collections for the related Collection Period and the amount, if any, of Available Investor Non-Principal Collections and Investment Proceeds allocated to cover the Investor Defaulted Amount, Investor Dilution Amount or to reverse Investor Charge-Offs on such Payment Date.
      “Available Reserve Account Amount” means, with respect to any Payment Date, an amount equal to the lesser of (a) the amount on deposit in the Reserve Account (exclusive of Investment Proceeds on such date and before giving effect to any deposit to, or withdrawal from, the Reserve Account made or to be made with respect to such date) and (b) the Required Reserve Account Amount, in each case on such Payment Date.
     “Base Rate” means with respect to any member of an Ownership Group and with respect to amounts funded by such Ownership Group, a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Managing Agent for such Ownership Group (or, if applicable, by the primary bank affiliate of such Managing Agent) from time to time, changing when and as such rate changes.
     “Breakage Costs” has the meaning specified in the Class A Note Purchase Agreement.
     “BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.
      “Class A Additional Interest” has the meaning specified in Section 4.02(a).
      “Class A Decrease” has the meaning specified in Section 2.05.
     “Class A Interest Rate” means, with respect to any Interest Period, (a) with respect to any portion of the Series 2008-CP-1 Notes owned by a Conduit Purchaser and funded through the issuance of Commercial Paper, the CP Rate applicable to such Conduit Purchaser for such Interest Period per annum, (b) with respect to any portion of the Series 2008-CP-1 Notes not subject to clause (a) above owned by a Conduit Purchaser or an Alternate Purchaser, the LIBO Rate applicable to such Conduit Purchaser or Alternate Purchaser for such Interest Period plus the Applicable LIBO Percentage per annum as the same may be adjusted pursuant to Section 2.05(b) of the Class A Note Purchase Agreement; provided, however that any such Series 2008-CP-1 Notes subject to clause (b) shall bear interest at the Base Rate for the first two Business Days following the purchase thereof, and (c) at all times following the occurrence of an Early Amortization Event, the Base Rate plus 1% per annum.
     “Class A Interest Shortfall” has the meaning specified in Section 4.02(a).
     “Class A Monthly Interest” has the meaning specified in Section 4.02(a).
     “Class A Note” has the meaning specified in Section 2.01(a).
     “Class A Note Purchase Agreement” means the Class A Note Purchase Agreement dated as of the date hereof among the Seller, the Issuer, the Servicer, the Conduit Purchasers, Alternate Purchasers and
Series 2008-CP-1 Supplement

Managing Agents from time to time party thereto, and BTMU as the Funding Agent, as amended, restated, supplemented or otherwise modified from time to time
     “Class A Noteholder” means any Holder of a Class A Note, and “Class A Noteholders” means the Holders of the Class A Notes.
     “Class A Note Principal Balance” means, at any time, the outstanding principal balance of the Class A Notes at such time.
      “Class B Decrease” has the meaning specified in Section 2.05.
      “Class B Interest Rate” means the Base Rate plus 1.10%.
     “Class B Interest Shortfall” has the meaning specified in Section 4.02(b).
      “Class B Monthly Interest” has the meaning specified in Section 4.02(b).
     “Class B Note” has the meaning specified in Section 2.01(a).
     “Class B Note Purchase Agreement” means the Class B Note Purchase Agreement dated as of the date hereof between the Seller and the Issuer, as amended from time to time.
     “Class B Noteholder” means any Holder of a Class B Note, and “Class B Noteholders” means the Holders of the Class B Notes.
      “Class B Note Principal Balance” means, at any time, the outstanding principal balance of the Class B Notes at such time.
      “Closing Date” means March 20, 2008, and each date on which the principal amount of the Series 2008-CP-1 Notes is increased pursuant to Section 2.03.
     “Commercial Paper” has the meaning specified in the Class A Note Purchase Agreement.
      “Commitment Termination Date” means the earliest of (i) the Scheduled Termination Date, (ii) the occurrence of an Early Amortization Event or an Event of Default and (iii) in the event that the average CP Rate applicable to a Conduit Purchaser (without giving effect to any amounts incurred in respect of dealer’s fees or commissions) during any consecutive 60 day period is more than 0.25% over the benchmark commercial paper rate published by Bloomberg on page ACPB030Y<INDEX> for A-1/P-1 issuers during such period prior to such written notice being delivered, thirty days following receipt of written notice from the Seller.
     “Conduit Purchaser” has the meaning specified in the Note Purchase Agreement.
     “Control Investors” means (i) Class A Noteholders representing at least a majority of the Outstanding Amount of the Class A Notes, and (ii) from and after the payment in full of the Class A Notes, Class B Noteholders representing at least a majority of the Outstanding Amount of the Class B Notes. For purposes of clause (i) above, any Class A Notes owned or beneficially owned by the Seller or its Affiliates will be disregarded and deemed not Outstanding.
     “CP Rate” shall mean, with respect to any Conduit Purchaser for any Interest Period, (i) unless the applicable Managing Agent has determined that the Pooled CP Rate shall be applicable, the rate per annum calculated by such Managing Agent to reflect the Conduit Purchaser’s cost of funding the share of
Series 2008-CP-1 Supplement

Class A Notes held by such Conduit Purchaser during such Interest Period, taking into account the weighted daily average interest rate payable in respect to such Commercial Paper during such period (determined in the case of discount Commercial Paper by converting the discount to an interest bearing equivalent per annum), and applicable placement fees and commissions; and (ii) to the extent the applicable Managing Agent has determined that the Pooled CP Rate shall be applicable, the Pooled CP Rate.
     “Decrease” has the meaning specified in Section 2.05.
     “Early Amortization Event” means any Early Amortization Event specified in Section 5.17 of the Indenture, together with any additional Early Amortization Event specified in Section 6.01 of this Series Supplement.
     “Early Amortization Period” means a period beginning on the date on which an Early Amortization Event specified in Section 5.17 of the Indenture or Section 6.01 of this Series Supplement shall have occurred with respect to the Series 2008-CP-1 Notes and terminating on the earliest of: (a) the payment in full of the outstanding principal amount of and all accrued and unpaid interest on the Series 2008-CP-1 Notes; and (b) the Series 2008-CP-1 Stated Maturity Date. Notwithstanding anything to the contrary in this Series Supplement, an Early Amortization Period that commences before the scheduled end of the Revolving Period shall be terminated, and the Revolving Period may recommence, if the Rating Agency Condition is satisfied.
      “Enhancement Base Percentage” means, with respect to any Determination Date, a fraction (expressed as a percentage (annualized)), the numerator of which is the sum of (a) the amount of interest on the Class A Notes due on the related Payment Date plus (b) the Investor Monthly Servicing Fee due on the related Payment Date, and the denominator of which is the Outstanding Amount of the Series 2008-CP-1 Notes as of the beginning of the related Collection Period.
      “Enhancement Trigger Event” means the occurrence of any of the following event(s): (a)(i) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 14% for the Determination Dates falling in February through May, less than 16% for the Determination Date falling in June, less than 18% for the Determination Dates falling in July through October or less than 16% for the Determination Dates falling in November through January or (ii) on any Determination Date, the Portfolio Yield is less than the sum of the Enhancement Base Percentage plus 1.00% or (b) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 13% for the Determination Dates falling in February through May, less than 15% for the Determination Date falling in June, less than 17% for the Determination Dates falling in July through October or less than 15% for the Determination Dates falling in November through January.
     “Enhancement Trigger Period” means a period beginning on the date on which an Enhancement Trigger Event shall have occurred and terminating on the date on which no Enhancement Trigger Event shall be continuing; provided that if the Early Amortization Period has commenced during the continuance of an Enhancement Trigger Period, such Enhancement Trigger Period shall be deemed to be continuing during the Early Amortization Period.
     “Final Payment Date” means the earlier of (i) the Series 2008-CP-1 Stated Maturity Date and (ii) the first Payment Date following the Commitment Termination Date on which, after giving effect to all payments to be made on that Payment Date, the outstanding principal amount of the Series 2008-CP-1 Notes will be paid in full.
Series 2008-CP-1 Supplement

      “Fixed Allocation Percentage” means, with respect to any day, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period, and the denominator of which is the product of the Series 2008-CP-1 Allocation Percentage for the day for which the Fixed Allocation Percentage is being calculated times the greater of (A) the sum of (x) the Net Pool Balance as of the most recent Reset Date and (y) the Series 2008-CP-1 Excess Funding Amount at the end of such most recent Reset Date and (B) the sum of the numerators used to calculate the allocation percentage for all outstanding Series of Investor Interests as of the date of determination.
     “Floating Allocation Percentage” means, with respect to any day, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the most recent Reset Date and the denominator of which is the product of the Series 2008-CP-1 Allocation Percentage for the day for which the Floating Allocation Percentage is being calculated times the greater of (A) the sum of (x) the Net Pool Balance as of the most recent Reset Date and (y) the Excess Funding Amount at the end of such most recent Reset Date and (B) the sum of the numerators used to calculate the allocation percentage for all outstanding Series of Investor Interests as of the date of determination.
     “Group One” means Series 2005-A, Series 2006-A, Series 2007-A, Series 2008-CP-1 and each other outstanding Series hereafter specified in the related Series Supplement to be included in Group One.
     “Group Purchase Limit Excess” has the meaning specified in the Class A Note Purchase Agreement.
      “Increased Cost Amount” has the meaning specified in the Class A Note Purchase Agreement.
     “Incremental Funding” has the meaning specified in the Class A Note Purchase Agreement with respect to the Class A Notes and the meaning specified in the Class B Note Purchase Agreement with respect to the Class B Notes.
     “Indemnified Amounts” has the meaning specified in the Class A Note Purchase Agreement.
     “Indenture” has the meaning set forth in the recitals to this Series Supplement.
     “Indenture Trustee” has the meaning set forth in the recitals to this Series Supplement.
     “Initial Invested Amount” means, with respect to the Series 2008-CP-1 Notes, $111,732,000, $100,000,000 of which is the Initial Invested Amount of the Class A Notes and $11,732,000 of which is the Initial Invested Amount of the Class B Notes, plus the amount of any increase in the principal amount of the Series 2008-CP-1 Notes pursuant to Section 2.03 or otherwise pursuant to an amendment hereto.
      “Initial Payment Date” means April 14, 2008.
      “Interest Period” means, for any Payment Date, the period from and including the Payment Date preceding such Payment Date to but excluding such Payment Date (or in the case of the Initial Payment Date, the period from and including the Closing Date to but excluding the Initial Payment Date).
      “Interest Rate” means, with respect to the Class A Notes, the Class A Interest Rate and with respect to the Class B Notes, the Class B Interest Rate.
Series 2008-CP-1 Supplement

     “Invested Amount” means, when used with respect to any date, an amount equal to (a) the Initial Invested Amount of the Series 2008-CP-1 Notes, plus (b) the amount of any increase in the principal amount of the Series 2008-CP-1 Notes pursuant to Section 2.04 prior to such date, minus (c) the amount, without duplication, of principal payments made to Series 2008-CP-1 Noteholders prior to such date, minus (d) the excess, if any, of the aggregate amount of Investor Charge-Offs prior to such date over Investor Charge-Offs reimbursed pursuant to Section 4.05 prior to such date, provided that the Invested Amount shall in no event be less than zero.
      “Investment Proceeds” means, with respect to any Determination Date and any Payment Date, an amount equal to all interest and other investment earnings (net of losses and investment expenses) on funds held in the Principal Account and the Reserve Account and the Series 2008-CP-1 Allocation Percentage of the interest and other investment earnings (net of losses and investment expenses) on funds held in the Collection Account and the Excess Funding Account credited to the Collection Account pursuant to Section 4.1 of the Agreement.
     “Investor Charge-Offs” has the meaning specified in Section 4.07.
     “Investor Defaulted Amount” means, with respect to any Payment Date, an amount equal to the product of (a) the Allocable Defaulted Amount for the related Collection Period and (b) the average daily Floating Allocation Percentage for the related Collection Period.
     “Investor Dilution Amount” means, with respect to any Payment Date, an amount equal to the average daily Series 2008-CP-1 Allocation Percentage for the related Collection Period of any Dilution Amount.
      “Investor Monthly Servicing Fee” has the meaning specified in Section 3.01.
     “Investor Non-Principal Collections” means, with respect to any Deposit Date, an amount equal to the sum of (a) the product of the Floating Allocation Percentage and Allocable Non-Principal Collections for such day plus (b) any Allocable Miscellaneous Payments that are treated as Investor Non-Principal Collections pursuant to Section 4.01(d).
      “Investor Principal Collections” means, with respect to any Deposit Date, (i) falling in the Revolving Period, the sum of (a) the product of the Floating Allocation Percentage and Allocable Principal Collections for such day plus (b) any Allocable Miscellaneous Payments that are treated as Investor Principal Collections for such day and (ii) occurring after the last day of the Revolving Period, the sum of (a) the product of the Fixed Allocation Percentage and Allocable Principal Collections for such day plus (b) any Allocable Miscellaneous Payments that are treated as Investor Principal Collections for such day.
     “Issuer” has the meaning set forth in the recitals to this Series Supplement.
      “LIBO Rate” means, with respect to any Interest Period, the rate per annum equal to the (i) the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Interest Period, and having a maturity equal to such Interest Period, provided that, (1) if Reuters Screen FRBD is not available to BTMU for any reason, the applicable LIBO Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (2) if no such British Bankers’ Association Interest Settlement Rate is
Series 2008-CP-1 Supplement

available to BTMU, the applicable LIBO Rate for each member of an Ownership Group for the relevant Interest Period shall instead be the rate determined by BTMU to be the rate at which the Managing Agent of such Ownership Group (or, if applicable, the primary bank affiliate of such Managing Agent) offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Interest Period, divided by (ii) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against BTMU in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.
      “Managing Agent” has the meaning specified in the Class A Note Purchase Agreement.
      “Monthly Payment Rate” means, for any Collection Period, the percentage derived from dividing (a) Principal Collections for such Collection Period minus Principal Collections allocated to the Residual Interestholder pursuant to Sections 4.2(f), (g) and (h) of the Agreement by (b) the beginning Net Pool Balance for such Collection Period.
      “Monthly Principal” has the meaning specified in Section 4.03.
     “Monthly Principal Reallocation Amount” means, for any Collection Period, an amount equal to the lesser of (i) the excess of (x) the amount needed to make the payments described in Sections 4.05(a)(i) and (ii) over (y) the amount of Non-Principal Collections, Investment Proceeds and amounts withdrawn from the Reserve Account that are available to cover the payments described in Sections 4.05(a)(i) and (ii), and (ii) the excess, if any, of (x) the Outstanding Amount of the Class B Notes as of the related Payment Date (after giving effect to any reduction in principal on such Payment Date) over (y) the amount of unreimbursed Investor Charge-Offs after giving effect to Investor Charge-Offs for the related Collection Period.
      “Monthly Servicing Fee” has the meaning specified in Section 3.2 of the Agreement.
     “Note Purchase Agreements” means the Class A Note Purchase Agreement and the Class B Note Purchase Agreement.
     “Other Costs” has the meaning set forth in the Class A Note Purchase Agreement.
      “Other Fees” means, for any Collection Period, the fees and amounts payable for such Collection Period as described in the Fee Letter (as defined in the Class A Note Purchase Agreement).
      “Other Monthly Amounts” means, for any Collection Period, the Increased Cost Amount, Other Fees, Other Costs, Breakage Costs and Indemnified Amounts payable to the Series 2008-CP-1 Interestholders for such Collection Period, together with any other amounts due to any Interestholder under any of the Basic Documents or the Class A Note Purchase Agreements.
     “Ownership Group” has the meaning specified in the Class A Note Purchase Agreement.
     “Partial Amortization Period” means a period after the date on which a Group Purchase Limit Excess exists and ending on the earlier of (a) the earliest date on which no Group Purchase Limit Excess exists or (b) the commencement of the Scheduled Amortization Period or the Early Amortization Period.
Series 2008-CP-1 Supplement

      “Payment Date Shortfall” has the meaning specified in Section 4.05(a).
      “Payment Date Statement” has the meaning specified in Section 5.02.
     “Pooled Commercial Paper” means Commercial Paper of a Conduit Purchaser which is subject to any particular pooling arrangement, as determined by the applicable Managing Agent (it being recognized that a Conduit Purchaser may have more than one distinct group of Pooled Commercial Paper at any time).
      “Pooled CP Rate” means, for each day with respect to the share of the Class A Notes held by a Conduit Purchaser as to which the Pooled CP Rate is applicable, the sum of (i) discount or yield accrued (including, without limitation, any associated with financing the discount or interest component on the roll over of any Pooled Commercial Paper) on such Conduit Purchaser’s Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of its placement agents and commercial paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs (including without limitation those associated with funding small or odd lot amounts) with respect to all receivable purchase, credit and other investment facilities which are funded by the applicable Pooled Commercial Paper for such day. The Pooled CP Rate shall be determined for such Conduit Purchaser by the applicable Managing Agent, whose determination shall be conclusive absent manifest error.
      “Portfolio Yield” means, with respect to any Determination Date, a fraction (expressed as a percentage (annualized)), the numerator of which is an amount equal to Allocable Non-Principal Collections for the related Collection Period, and the denominator of which is the Invested Amount less amounts on deposit in the Principal Account and the Series 2008-CP-1 Excess Funding Amount, in each case as of the beginning of the related Collection Period.
      “Principal Account” means the account designated as such, established and maintained pursuant to Section 4.04.
     “Rating Agency Condition” means, in relation to any proposed action, amendment or waiver, that the Issuer (or applicable Person) has obtained prior written consent to such action, amendment or waiver, from the Control Investors.
      “Reallocated Principal Collections” means, for any Payment Date, Investor Principal Collections applied in accordance with Section 4.09 in an amount not to exceed the Monthly Principal Reallocation Amount for the related Collection Period.
     “Record Date” means, with respect to any Payment Date, the close of business on the last day of the Collection Period preceding such Payment Date.
     “Redemption Price” means, with respect to any Payment Date, the sum of (a) the aggregate Outstanding Amount of the Series 2008-CP-1 Notes to be redeemed on the Determination Date preceding the Payment Date on which such redemption is to be made, (b) accrued and unpaid interest on the unpaid balance of the Series 2008-CP-1 Notes (calculated on the basis of the Outstanding Amount of each Class of the Series 2008-CP-1 Notes at the Interest Rate as in effect during the applicable Interest Periods through the day preceding such Payment Date), (c) without duplication with respect to any amounts due under clause (b) of this definition, any Class A Additional Interest with respect to the Class A Notes to be repurchased, (c) the aggregate amount of unreimbursed Investor Charge-Offs and Investor Defaulted Amounts with respect to the Series 2008-CP-1 Notes to be redeemed and (d) accrued and unpaid Investor Monthly Servicing Fees.
Series 2008-CP-1 Supplement

     “Required Reserve Account Amount” means, for any day, an amount equal to (a) the product of (i) the Required Reserve Account Percentage and (ii) the Initial Invested Amount or (b) any other amount designated by the Seller; provided, however, that if such designation is of a lesser amount, the Seller shall (i) provide the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an Authorized Officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause an Early Amortization Event to occur with respect to Series 2008-CP-1.
      “Required Reserve Account Percentage” means (a) 0% so long as an Enhancement Trigger Period has not occurred and (b) if an Enhancement Trigger Event has occurred, the Required Reserve Account Percentage shall be the aggregate of (i) 0.75%, if an Enhancement Trigger Event under clause (a)(i) of the definition thereof has occurred, plus (ii) 1.00%, if an Enhancement Trigger Event under clause (a)(ii) of the definition thereof has occurred, plus (iii) 1.00% if an Enhancement Trigger Event under clause (b) of the definition thereof has occurred.
      “Required Residual Percentage” means, with respect to Series 2008-CP-1, 103%.
      “Required Subordination Percentage” means 10.50%.
     “Reserve Account” means the account designated as such, established and maintained pursuant to Section 4.04.
     “Reserve Account Deficiency” means the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount.
     “Reset Date” means (a) the last day of a Collection Period, (b) any Addition Date, (c) any date of issuance of an additional Series of Investor Interests (including the Closing Date) or any date of issuance of additional Investor Interests of any outstanding Series occurs or (d) any Removal Commencement Date.
     “Residual Interestholder” means the holder of the Residual Interest.
     “Residual Interestholder’s Percentage” means, with respect to any day, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to 100% minus (a) the Floating Allocation Percentage on such day, when used with respect to Allocable Non-Principal Collections and Allocable Defaulted Amounts and with respect to Allocable Principal Collections during the Revolving Period, and (b) the Fixed Allocation Percentage on such day, when used with respect to Allocable Principal Collections during a Scheduled Amortization Period, a Partial Amortization Period or an Early Amortization Period.
     “Revolving Period” means the period beginning on the Closing Date and terminating on the earliest of (a) the close of business on the day preceding the Commitment Termination Date, (b) the close of business on the day preceding the day on which a Partial Amortization Period commences and (c) the close of business on the day preceding the day on which an Early Amortization Period commences; provided, however, that, if a Partial Amortization Period ends and an Early Amortization Period has not commenced, the Revolving Period will recommence as of the open of business on the day after such Partial Amortization Period ends and if any Early Amortization Period ends as described in Section 6.02 hereof, the Revolving Period will recommence as of the open of business on the day after such Early Amortization Period ends.
Series 2008-CP-1 Supplement

      “Scheduled Amortization Period” means, unless an Early Amortization Event shall have occurred prior thereto, the period commencing at the close of business on the Scheduled Termination Date and ending on the earliest to occur of (a) the commencement of the Early Amortization Period, (b) the Series 2008-CP-1 Stated Maturity Date, and (c) the date on which the Outstanding Amount of the Series 2008-CP-1 Notes has been reduced to zero.
      “Scheduled Termination Date” means September 14, 2009, as such date may be extended pursuant to the terms of the Note Purchase Agreement.
      “Securities Act” means the Securities Act of 1933, as amended.
      “Series 2005-A” means the Series 2005-A Notes, the Principal Terms of which are specified in the Series Supplement dated as of May 26, 2005, by and among the Issuer, the Servicer and the Indenture Trustee.
      “Series 2006-A” means the Series 2006-A Notes, the Principal Terms of which are specified in the Series Supplement dated as of April 19, 2006, by and among the Issuer, the Servicer and the Indenture Trustee.
     “Series 2007-A” means the Series 2007-A Notes, the Principal Terms of which are specified in the Series Supplement dated as of March 29, 2007, by and among the Issuer, the Servicer and the Indenture Trustee.
      “Series 2008-CP-1” means the Series 2008-CP-1 Notes, the Principal Terms of which are specified in this Series Supplement.
     “Series 2008-CP-1 Allocation Percentage” means the Series Allocation Percentage with respect to Series 2008-CP-1.
     “Series 2008-CP-1 Excess Funding Amount” means, with respect to the Series 2008-CP-1 Notes, for any day, the product of (a) the Series 2008-CP-1 Allocation Percentage on such day and (b) the amount on deposit in the Excess Funding Account (other than Investment Proceeds) on such day.
     “Series 2008-CP-1 Excess Non-Principal Collections” means Excess Non-Principal Collections allocated from other Series in Group One to Series 2008-CP-1 pursuant to Section 4.3 of the Sale and Servicing Agreement.
      “Series 2008-CP-1 Non-Principal Shortfall” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to Sections 4.05(a)(i) through (vi) on such Payment Date over (b) the Available Investor Non-Principal Collections (excluding any portion thereof attributable to Excess Non-Principal Collections) and Investment Proceeds with respect to such Payment Date.
      “Series 2008-CP-1 Principal Shortfall” means, with respect to any Payment Date prior to the Scheduled Termination Date, an amount equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to Sections 4.05(c)(i) through (iii) on such Payment Date over (b) the Available Investor Principal Collections with respect to such Payment Date (excluding any portion thereof attributable to Reallocated Principal Collections) and, with respect to any Payment Date thereafter, the Outstanding Amount of the Series 2008-CP-1 Notes.
      “Series 2008-CP-1 Noteholder” means the Holders of the Series 2008-CP-1 Notes.
Series 2008-CP-1 Supplement

     “Series 2008-CP-1 Notes” has the meaning specified in Section 2.01(a).
     “Series 2008-CP-1 Stated Maturity Date” means the Payment Date falling in the 3rd calendar month after the then current Commitment Termination Date.
     “Series Supplement” has the meaning set forth in the recitals to this Series Supplement.
     “Servicer” has the meaning set forth in the recitals to this Series Supplement.
      “Servicing Fee Rate” means, with respect to Series 2008-CP-1, 1.5%, or such other percentage as may be approved by the Control Investors in writing.
     “Subordinated Interest Percentage” means, as of any date of determination, a percentage calculated by dividing (a) an amount equal to (i) the Invested Amount as of such date minus (ii) the aggregate outstanding principal balance of the Class A Notes plus the Series 2008-CP-1 Excess Funding Amount on such date by (b) the sum of the aggregate outstanding principal balance of the Class A Notes plus the aggregate outstanding principal balance of the Class B Notes as of such date.
     “Termination Date” means, with respect to Series 2008-CP-1, the day after the Payment Date falling in the 2nd calendar month after the Series 2008-CP-1 Stated Maturity Date.
     “Trust” has the meaning set forth in the recitals to this Series Supplement.
     (b) Notwithstanding anything to the contrary in this Series Supplement or the other Documents, the term “Rating Agency” whenever used in this Series Supplement or such other Basic Documents shall mean (i) to the extent Moody’s and/or Standard & Poor’s has assigned a rating to any class of Series 2008-CP-1 Notes, Moody’s and/or Standard & Poor’s, as applicable and (ii) in all other circumstances with respect to Series 2008-CP-1, the Series 2008-CP-1 Noteholders. As used in this Series Supplement and the other Basic Documents with respect to Series 2008-CP-1, “highest investment category” means (i) in the case of Standard & Poor’s, A-1+ or AAA, as applicable, and (ii) in the case of Moody’s, P-1 or Aaa, as applicable.
     (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in this Section 1.01 are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
     (d) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term “including” means “including without limitation”.
ARTICLE II
Creation of the Series 2008-CP-1 Notes
     Section 2.01 Designation. (a) There is hereby created a Series of Investor Interests to be issued pursuant to the Indenture and this Series Supplement and shall be comprised of two classes: the Class A Floating Rate Floorplan Receivables Secured Notes, Series 2008-CP-1 (the “Class A Notes”), and the
Series 2008-CP-1 Supplement

Class B Floating Rate Floorplan Receivables Secured Notes, Series 2008-CP-1 (the “Class B Notes”; and together with the Class A Notes, the “Series 2008-CP-1 Notes”.
     (b) If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.
     (c) As described in Section 2.15 of the Indenture, the Series 2008-CP-1 Notes shall be Unregistered Interests.
     (d) Series 2008-CP-1 shall be included in Group One and shall be a Principal Sharing Series. Series 2008-CP-1 shall be an Excess Allocation Series with respect to Group One only. Series 2008-CP-1 shall not be subordinated to any other Series.
     Section 2.02 Form, Execution, Authentication and Delivery of Series 2008-CP-1 Notes.
     (a) The Class A and Class B Notes shall be represented by notes in substantially the forms set forth in Exhibits A and B, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture. The terms of the Series 2008-CP-1 Notes set forth in Exhibits A and B are part of the terms of this Series Supplement and the Indenture.
     (b) The Issuer shall execute and issue and the Indenture Trustee shall authenticate and deliver the Class A Note with a maximum principal amount of $500,000,000 and the Class B Note with a maximum principal amount of $58,660,000.
     (c) Each Class A Note shall be issued in minimum denominations of $1,000,000 and integral multiples of $1,000 in excess thereof and the Class B Notes shall be issued in minimum denominations of $1,000.
     Section 2.03 Issuance of Additional Series 2008-CP-1 Notes. At the request of the Series 2008-CP-1 Noteholders from time to time and with the consent of the Issuer, the Issuer shall issue additional principal amounts of Series 2008-CP-1 Notes and this Series Supplement may be amended to reflect such issuance by the Servicer, the Indenture Trustee and the Issuer, such amendment to be subject to the approval of the Series 2008-CP-1 Noteholders but without the consent of the Residual Interestholder.
     (a) Prior to the issuance of any additional principal amount of Series 2008-CP-1 Notes, the following conditions shall have been satisfied: (i) the Rating Agency Condition shall have been satisfied with respect to such issuance and amendment; and (ii) after giving effect to the issuance of such additional Series 2008-CP-1 Notes, the Subordinated Interest Percentage shall be equal to or greater than the Required Subordination Percentage; and (iii) the Net Pool Balance shall be not less than the Required Net Pool Balance after giving effect to the issuance of such additional Series 2008-CP-1 Notes.
     (b) The Issuer hereby covenants to take all action necessary to satisfy the conditions precedent specified in clause (a) above to effect an increase in the principal amount of the Series 2008-CP-1 Notes.
     (c) Upon the issuance of any additional Series 2008-CP-1 Notes, the Issuer, the Indenture Trustee and the Servicer shall each make notations in its records to evidence such increase.
Series 2008-CP-1 Supplement

     Section 2.04 Incremental Fundings. The Issuer may increase the principal amount outstanding under the Series 2008-CP-1 Notes by requesting Incremental Fundings under the Series 2008-CP-1 Notes pursuant to the terms of the Note Purchase Agreements.
     Section 2.05 Procedure for Decreasing the Invested Amount. On any Payment Date during the Revolving Period, upon the written request of the Servicer or the Issuer, the Invested Amount may be reduced (a “Decrease”) which Decrease shall be allocated by the Servicer or the Issuer between (a) the amount to be used to ratably reduce the outstanding principal balance of the Class A Notes (such amount, the “Class A Decrease”) and (b) the amount to be used to reduce the outstanding principal balance of the Class B Notes (such amount, the “Class B Decrease”) and such allocation shall be set forth in such notice; provided that (i) the Servicer or the Issuer shall have given the Indenture Trustee and each applicable Class A Noteholder (or its agent) irrevocable written notice (effective upon receipt) thereof, prior to 12:00 noon, New York time, no later than the third Business Day preceding the date of such Decrease, if the requested amount of the Class A Decrease is $20,000,000 or less, or no later than the fifth Business Day preceding the date of such Decrease in all other cases, (ii) the minimum amount of such Decrease shall be $1,000,000; (iii) no Decrease may be made if, after giving effect to the reduction of the Invested Amount that would result from such requested Decrease, the Subordinated Interest Percentage would be less than the Required Subordination Percentage.
     Section 2.06 Transfer of Class B Notes. Neither the Class B Notes nor any interest therein may be sold, pledged, participated, transferred, disposed of or otherwise alienated (each, a “Transfer”), and the Registrar will not recognize any Transfer or purported Transfer of a Class B Note, unless prior to such Transfer or purported Transfer the Indenture Trustee and the Registrar have received an Opinion of Counsel to the effect that, for federal income tax purposes, such Transfer will not cause the Issuer to be characterized as an association or publicly traded partnership as a corporation. Any Transfer or purported Transfer of a Class B Note in violation of the preceding sentence shall be void ab initio and of no effect.
ARTICLE III
Servicing Fee
     Section 3.01 Servicing Compensation. The Monthly Servicing Fee with respect to Series 2008-CP-1 (the “Investor Monthly Servicing Fee”) shall be payable to the Servicer, in arrears, on each Payment Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Payment Date following the Series 2008-CP-1 Stated Maturity Date and the first Payment Date on which the Invested Amount is permanently reduced to zero, in an amount equal to the product of (a) the Servicing Fee Rate, (b) the Invested Amount as of the last day of such Collection Period and (c) a fraction, the numerator of which is the actual number of days elapsed in the related Collection Period and the denominator of which is 360; provided, however, that with respect to the first Payment Date, the Investor Monthly Servicing Fee shall be equal to the product of (a) the Servicing Fee Rate, (b) Invested Amount as of the Closing Date and (c) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the Collection Period immediately preceding the first Payment Date occurs and the denominator of which is 360. The Investor Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of this Series Supplement.
Series 2008-CP-1 Supplement

ARTICLE IV
Rights of Series 2008-CP-1 Noteholders and
Allocation and Application of Collections
     Section 4.01 Daily Allocations; Payments to Residual Interestholder. On each Deposit Date, Non-Principal Collections, Principal Collections and Miscellaneous Payments will be allocated to Series 2008-CP-1 based on the Series 2008-CP-1 Allocation Percentage and shall be further allocated and distributed as set forth in this Section 4.01.
     (a) Non-Principal Collections. On each Deposit Date, the Servicer shall allocate to Series 2008-CP-1 and retain in the Collection Account (until applied as provided herein) an amount equal to the Floating Allocation Percentage then in effect of Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date.
     (b) Principal Collections — Revolving Period. On each Deposit Date during the Revolving Period, the Servicer shall cause an amount equal to the Investor Principal Collections for such Deposit Date to be allocated to Series 2008-CP-1 and such amount shall be applied as provided in Section 4.05(b).
     (c) Principal Collections — Scheduled Amortization Period, Partial Amortization Period and Early Amortization Period. On each Deposit Date during the Scheduled Amortization Period, the Partial Amortization Period and the Early Amortization Period, the Servicer shall cause an amount equal to the Investor Principal Collections for such Deposit Date to be allocated to Series 2008-CP-1 for application as provided in Section 4.05(c).
     (d) Miscellaneous Payments. On each Deposit Date, the Servicer shall treat any Allocable Miscellaneous Payments as Investor Principal Collections and apply them as provided in Section 4.01(b) or 4.01(c), as appropriate, except that any Allocable Miscellaneous Payments consisting of (i) Adjustment Payments that were paid after their due date as per Section 3.9(a) of the Agreement, if the amount of such overdue Adjustment Payments has been included in the Investor Dilution Amount for any prior Collection Period and (ii) the interest portion of Transfer Deposit Amounts resulting from the Servicer’s purchase of Receivables pursuant to Section 3.3(d) of the Agreement, shall, in each case, be treated as Allocable Non-Principal Collections and applied as provided in Section 4.01(a).
     The withdrawals to be made from the Collection Account pursuant to this Section 4.01 do not apply to deposits into the Collection Account that do not represent Collections, including payment of the Redemption Price for the Series 2008-CP-1 Notes pursuant to Section 10.1(b) of the Indenture and Section 7.01 of this Series Supplement and proceeds from the sale, disposition or liquidation of Conveyed Receivables pursuant to Section 5.4 of the Indenture.
     Section 4.02 Monthly Interest.
     (a) The amount of monthly interest (“Class A Monthly Interest”) accrued during any Interest Period with respect to the Class A Notes, shall be equal to the product of (A) the Class A Interest Rate, (B) the average daily Outstanding Amount of the Class A Notes during such Interest Period and (C) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360 plus amounts payable pursuant to Section 2.05(c) of the Class A Note Purchase Agreement; provided, however that with respect to the first such Payment Date, Class A Monthly Interest shall be calculated based on the outstanding principal amount of the Class A Notes on the Closing Date.
     On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the “Class A Interest Shortfall”), of (x) the aggregate Class A Monthly Interest for the Interest Period applicable to such Payment Date over (y) the amount that will be available
Series 2008-CP-1 Supplement

to be distributed to Class A Noteholders on such Payment Date in respect thereof pursuant to this Series Supplement. If the Class A Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount (“Class A Additional Interest”) equal to the product of (A) the Class A Interest Rate for the Interest Period commencing on such Payment Date (or, for subsequent Interest Periods, the Class A Interest Rate for such subsequent Interest Period), (B) such Class A Interest Shortfall (or the portion thereof that has not been paid to Class A Noteholders) and (C) a fraction, the numerator of which is the amount of days elapsed in such Interest Period (or in a subsequent Interest Period) and the denominator of which is 360, shall be payable as provided herein with respect to Class A Notes on each Payment Date following such Payment Date to and including the Payment Date on which such Class A Interest Shortfall is paid to Class A Noteholders. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to Class A Noteholders only to the extent permitted by applicable law.
     (b) The amount of monthly interest (“Class B Monthly Interest”) accrued during any Interest Period with respect to the Class B Notes, shall be equal to the product of (A) the Class B Interest Rate in effect on the first Business Day of such Interest Period, (B) the Outstanding Amount of the Class B Notes as of the close of business on the last day of the preceding Interest Period and (C) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360; provided, however that with respect to the first such Payment Date, Class B Monthly Interest shall be calculated based on the outstanding principal amount of the Class B Notes on the Closing Date.
     On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the “Class B Interest Shortfall”), of (x) the aggregate Class B Monthly Interest for the Interest Period applicable to such Payment Date over (y) the amount that will be available to be distributed to Class B Noteholders on such Payment Date in respect thereof pursuant to this Series Supplement.
     Section 4.03 Determination of Monthly Principal. Beginning with the Payment Date in the month following the month in which a Partial Amortization Period, the Scheduled Amortization Period or the Early Amortization Period begins, the amount of principal with respect to Series 2008-CP-1 on each Payment Date (the “Monthly Principal”) shall be equal to (a) in the case of a Partial Amortization Period the lesser of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Payment Date and (ii) an amount equal to the aggregate Group Purchase Limit Excess that exists prior to any deposit into the Collection Account on such Payment Date and (b) in the case of a Scheduled Amortization Period or an Early Amortization Period, the least of (i) the Outstanding Amount of the Series 2008-CP-1 Notes on such Payment Date (minus, during the Scheduled Amortization Period, any amount already in the Principal Account on such Payment Date); and (ii) the Invested Amount (after taking into account any adjustments to be made to the Invested Amount on such Payment Date pursuant to Section 4.07). Subject to Section 4.2(b) of the Agreement, during the Scheduled Amortization Period and the Early Amortization Period, Investor Principal Collections shall be deposited into the Collection Account on a daily basis in accordance with and subject to the provisions of Section 4.2 of the Agreement and the Scheduled Amortization Period shall be treated as a Controlled Accumulation Period for purposes of Section 4.2(c)(ii)(b) of the Agreement.
     Section 4.04 Establishment of Accounts. The Issuer has previously caused to be established and covenants to hereafter maintain the Collection Account and the Excess Funding Account. The Issuer hereby establishes and covenants to hereafter maintain the Principal Account and the Reserve Account which shall be Trust Accounts and Eligible Deposit Accounts in accordance with Section 4.1 of the
Series 2008-CP-1 Supplement

Agreement under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2008-CP-1 Noteholders and the Residual Interestholder.
     Section 4.05 Application of Collections.
     (a) Available Investor Non-Principal Collections and Investment Proceeds. On each Payment Date, the Servicer shall direct the Indenture Trustee in writing to apply an amount equal to the sum of Available Investor Non-Principal Collections, any Investment Proceeds deposited in the Collection Account for the related Collection Period, any amounts on deposit in the Reserve Account and Excess Non-Principal Collections allocated to Series 2008-CP-1 in accordance with Section 4.10 for distribution, to the extent of funds available therefor, in the following priority:
     (i) first, an amount equal to the Investor Monthly Servicing Fee for such Payment Date (to the extent not previously paid), plus any unpaid Servicer Advances and accrued and unpaid interest thereon, shall be distributed to the Servicer;
     (ii) second, an amount equal to Class A Monthly Interest for such Payment Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Payment Date, plus the amount of any Class A Additional Interest for such Payment Date and any Class A Additional Interest previously due but not distributed to the Class A Noteholders on a prior Payment Date; plus the Other Monthly Amounts previously due but not distributed to the Class A Noteholders on a prior Payment Date, shall be paid to the Class A Noteholders, pro rata;
     (iii) third, an amount equal to Class B Monthly Interest for such Payment Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on a prior Payment Date, shall be paid to the Class B Noteholders, pro rata;
     (iv) fourth, an amount equal to the Investor Defaulted Amount and the Investor Dilution Amount, if any, for such Payment Date shall be treated as a portion of Available Investor Principal Collections for such day and, during a Partial Amortization Period, the Scheduled Amortization Period or the Early Amortization Period, shall be deposited into the Principal Account;
     (v) fifth, an amount equal to the aggregate amount of Investor Charge-Offs that have not been previously reimbursed as provided in Section 4.07 and this Section 4.05(a)(v) shall be treated as Available Investor Principal Collections with respect to such day and shall increase the Invested Amount and, during a Partial Amortization Period, the Scheduled Amortization Period or the Early Amortization Period, shall be deposited into the Principal Account;
     (vi) sixth, an amount, if any, equal to the amount required to be deposited in the Reserve Account pursuant to Section 4.12 shall be deposited into the Reserve Account during the Revolving Period and the Scheduled Amortization Period;
     (vii) seventh, if none of a Partial Amortization Period, the Scheduled Amortization Period or the Early Amortization Period has occurred and is continuing, the balance, if any, will constitute a portion of Excess Non-Principal Collections for such Payment Date and will be applied in accordance with Section 4.3 of the Agreement;
     (viii) eighth, during a Partial Amortization Period, the balance, if any, shall be used to make principal payments to the Class A Notes (with application of such amount being made pro
Series 2008-CP-1 Supplement

rata among the Class A Noteholders based upon each of their respective Group Purchase Limit Excess, if any, rather than based upon the Outstanding Amount of the Class A Notes) until no Group Purchase Limit Excess shall exist, and the remaining amount, if any, will constitute a portion of Excess Non-Principal Collections for such Payment Date and will be applied in accordance with Section 4.3 of the Agreement; and
     (ix) ninth, during the Scheduled Amortization Period or the Early Amortization Period, the remaining balance, if any, will be used to make principal payments first, to the Class A Notes until the Class A Note Principal Balance is paid in full and, second, to the Class B Notes until the Class B Note Principal Balance is paid in full.
     On each Payment Date, to the extent that there is a shortfall (a “Payment Date Shortfall”) in the amounts to be paid or deposited pursuant to clauses(a)(ii) and (a)(iii) of this Section 4.05, the Paying Agent on behalf of the Issuer, shall withdraw from the Collection Account, from any Servicer Advance on deposit therein, an amount equal to the lesser of (i) the Payment Date Shortfall for such Payment Date and (ii) the product of (x) such Servicer Advance and (y) the Floating Allocation Percentage for the previous Collection Period, and apply such withdrawn amount to make the payments and deposits contemplated by such clauses of this Section 4.05.
     (b) Available Investor Principal Collections — Revolving Period. On each Payment Date during the Revolving Period, an amount equal to the Available Investor Principal Collections deposited into the Collection Account for the related Collection Period shall be applied as follows:
     (i) first, such amount shall be deposited into the Excess Funding Account to the extent necessary so that the amount on deposit in the Excess Funding Account plus the Net Pool Balance is at least equal to the Required Net Pool Balance;
     (ii) second, to the Class A Noteholders, the amount of any Class A Decrease (which satisfies the requirements of Section 2.05) to reduce the outstanding principal amount of the Class A Notes;
     (iii) third, to the Class B Noteholders, the amount of any Class B Decrease (which satisfies the requirements of Section 2.05) to reduce the outstanding principal amount of the Class B Notes; and
     (iv) fourth, shall be treated as Excess Principal Collections and applied in accordance with Section 4.3 of the Agreement.
     (c) Available Investor Principal Collections — Partial Amortization Period, Scheduled Amortization Period or Early Amortization Period. On each Payment Date during a Partial Amortization Period, the Scheduled Amortization Period or the Early Amortization Period, an amount equal to Available Investor Principal Collections deposited in the Collection Account for the related Collection Period plus Excess Principal Collections allocated to Series 2008-CP-1 in accordance with Section 4.11 shall be applied as follows:
     (i) during a Partial Amortization Period, first, until no Group Purchase Limit Excess exists (with application of such amount being made pro rata among the Class A Noteholders based upon each of their respective Group Purchase Limit Excess, if any, rather than based upon the Outstanding Amount of the Class A Notes); and second, until the Outstanding Amount of the Class B Notes has been reduced to the extent necessary to reduce the Subordinated Interest
Series 2008-CP-1 Supplement

Percentage to the Required Subordination Percentage (but not less than the Required Subordination Percentage);
     (ii) during the Scheduled Amortization Period or the Early Amortization Period, an amount equal to the least of (a) the Available Investor Principal Collections on deposit in the Collection Account for the related Collection Period and (b) the Monthly Principal for such Payment Date shall be distributed on each Payment Date and on the related Payment Date: first, to the Class A Noteholders on the related Payment Date until the Class A Note Principal Balance has been paid in full; and second, to the Class B Noteholders until the Class B Note Principal Balance has been paid in full; and
     (iii) the balance of such Available Investor Principal Collections remaining after application in accordance with clauses (i) and (ii) above and subject to the prior payment of any outstanding unpaid obligations of the Issuer pursuant to Section 6.7 of the Indenture, any remaining amount shall be paid to the Residual Interestholder.
     (d) Payment of Available Investor Principal Collections. On the Series 2008-CP-1 Stated Maturity Date, the Servicer shall pay all Available Investor Principal Collections first, to the Class A Noteholders, until the Class A Note Principal Balance is paid in full, and second to the Class B Noteholders until the Class B Note Principal Balance is paid in full.
     Section 4.06 Distributions to Series 2008-CP-1 Noteholders. On each Payment Date, the Servicer shall direct the Indenture Trustee in writing to make the following distributions at the following times from the Collection Account, the Reserve Account, the Principal Account and the Excess Funding Account, as applicable:
     (a) on each Payment Date, all amounts on deposit in such Trust Accounts that are payable to the Class A Noteholders with respect to accrued interest and principal shall be distributed to the Class A Noteholders in accordance with Section 4.05; and
     (b) on each Payment Date, all amounts on deposit in such Trust Accounts that are payable to the Class B Noteholders with respect to accrued interest and principal shall be distributed to the Class B Noteholders in accordance with Section 4.05.
     Section 4.07 Investor Charge-Offs. On each Determination Date, the Servicer shall calculate the Investor Defaulted Amount and the Investor Dilution Amount, if any, for the related Payment Date. If, on any Payment Date, the sum of the Investor Defaulted Amount, the Investor Dilution Amount and Reallocated Principal Collections for such Payment Date exceeds the sum of Available Investor Non-Principal Collections, amounts withdrawn from the Reserve Account on such Payment Date and Investment Proceeds allocated with respect thereto pursuant to Section 4.05(a)(iv) on such Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date), the Invested Amount shall be reduced by the amount of such excess, but not by more than the lesser of (i) the sum of the Investor Defaulted Amount, the Investor Dilution Amount and Reallocated Principal Collections for such Payment Date, and (ii) the Invested Amount on such Payment Date (an “Investor Charge-Off”). Investor Charge-Offs shall thereafter be reimbursed and the Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs on any Payment Date) by the amount of Available Investor Non-Principal Collection and Investment Proceeds allocated and available for that purpose pursuant to Section 4.05(a)(v).
     Section 4.08 Excess Funding Account. On the business day after the last day of the Revolving Period, the Series 2008-CP-1 Excess Funding Amount shall, pursuant to Servicer written instruction, be
Series 2008-CP-1 Supplement

deposited in the Collection Account on such date and distributed in accordance with Section 4.06. Thereafter, the Series 2008-CP-1 Noteholders shall not be entitled to any funds on deposit in the Excess Funding Account.
     Section 4.09 Reallocated Principal Collections. On each Payment Date, after giving effect to Section 4.12(a), the Servicer shall apply Reallocated Principal Collections with respect to that Payment Date to fund any deficiency pursuant to and in the priority set forth in Sections 4.05(a)(i) through (iii). On each Payment Date, the Invested Amount shall be reduced by the amount of Reallocated Principal Collections for such Payment Date. Reallocated Principal Collections shall become part of Investor Charge-Offs pursuant to Section 4.07.
     Section 4.10 Excess Non-Principal Collections. Series 2008-CP-1 shall be an Excess Allocation Series with respect to Group One only. Subject to Section 4.3 of the Agreement, Excess Non-Principal Collections with respect to the Excess Allocation Series in Group One for any Payment Date will be allocated to Series 2008-CP-1 in an amount equal to the product of (x) the aggregate amount of Excess Non-Principal Collections with respect to all the Excess Allocation Series in Group One for the related Payment Date and (y) a fraction, the numerator of which is the Series 2008-CP-1 Non-Principal Shortfall for such Payment Date and the denominator of which is the aggregate amount of Non-Principal Shortfalls for all the Excess Allocation Series in Group One for such Payment Date.
     Section 4.11 Excess Principal Collections. Subject to Section 4.3 of the Agreement, Excess Principal Collections allocable to Series 2008-CP-1 on any Payment Date will be equal to the product of (x) the aggregate amount of Excess Principal Collections with respect to all Principal Sharing Series for such Payment Date and (y) a fraction, the numerator of which is the Series 2008-CP-1 Principal Shortfall for such Payment Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series for such Payment Date.
     Section 4.12 Reserve Account.
     (a) On each Payment Date, if the aggregate amount of Available Investor Non-Principal Collections is less than the aggregate amount required to be paid or deposited pursuant to clauses (i) through (iv) of Section 4.05(a), the Issuer shall withdraw from the Reserve Account the amount of such deficiency up to the Available Reserve Account Amount and shall apply such amount in accordance with such clauses of Section 4.05(a).
     (b) On the Series 2008-CP-1 Stated Maturity Date, and on any day following the occurrence of an Event of Default with respect to Series 2008-CP-1 that has resulted in the acceleration of the Series 2008-CP-1 Notes, the Servicer shall withdraw from the Reserve Account the Available Reserve Account Amount for payment to the Series 2008-CP-1 Noteholders to fund any shortfalls in amounts owed to the Series 2008-CP-1 Noteholders.
     (c) If on any Payment Date, after giving effect to all withdrawals from the Reserve Account, the Available Reserve Account Amount is less than the Required Reserve Account Amount then in effect, Available Investor Non-Principal Collections shall be deposited into the Reserve Account pursuant to Section 4.05(a)(vi) up to the amount of the Reserve Account Deficiency.
     (d) If, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to any Payment Date, the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount, the Servicer shall withdraw an amount equal to such excess from the Reserve Account and distribute such amount to the Residual Interestholder
Series 2008-CP-1 Supplement

on the related Payment Date. On the date on which the Reserve Account has been terminated, after giving effect to any withdrawal on such date pursuant to Section 4.12(a) and making any payments to the Series 2008-CP-1 Noteholders required pursuant to this Series Supplement, all amounts then remaining in the Reserve Account shall be released to the Residual Interestholder.
     (e) The Reserve Account will terminate on the earliest to occur of (i) the date on which the Outstanding Amount of the Series 2008-CP-1 Notes has been reduced to zero and all other amounts payable to the Series 2008-CP-1 Noteholders have been paid in full and (ii) the Series 2008-CP-1 Stated Maturity Date.
Section 4.13 Investment of Amounts on Deposit in Series Accounts.
     (a) To the extent there are uninvested amounts deposited in the Series Accounts, the Servicer shall cause such amounts to be invested in Eligible Investments selected by the Servicer that mature no later than the following Payment Date.
     (b) On each Payment Date, the Investment Proceeds, if any, accrued since the preceding Payment Date on funds on deposit in the Reserve Account or the Principal Account shall be treated as Available Investor Non-Principal Collections and paid or deposited in accordance with Section 4.05(a). Subject to the foregoing, for purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Series Supplement, all Investment Proceeds shall be deemed not to be available or on deposit.
     Section 4.14 Scheduled Amortization Period. The Scheduled Amortization Period shall commence on the Scheduled Termination Date and shall continue until the earliest of (i) the date on which an Early Amortization Period commences and (ii) the Final Payment Date.
ARTICLE V
Distributions and Reports to Series 2008-CP-1 Noteholders
     Section 5.01 Distributions. (a) On each Payment Date, the Indenture Trustee shall distribute to each Series 2008-CP-1 Noteholder of record on the preceding Record Date (other than as provided in Section 2.7(c) of the Indenture with respect to a final distribution) such Interestholder’s pro rata share (based on the aggregate fractional undivided interests represented by the Series 2008-CP-1 Notes held by such Interestholder, except during a Partial Amortization Period to the extent provided in Section 4.05(c)(i)) of the amounts on deposit in the Collection Account, the Excess Funding Account, the Principal Account or the Reserve Account as is payable to the Series 2008-CP-1 Noteholders on such Payment Date according to the written instructions of the Servicer given pursuant to Sections 4.05 and 4.06.
     (b) Except as provided in Section 2.7(c) of the Indenture with respect to a final distribution, distributions to Series 2008-CP-1 Noteholders hereunder shall be made in immediately available funds wired to each Series 2008-CP-1 Interestholder in accordance with such Interestholder’s wiring information appearing in the Register without presentation or surrender of any Series 2008-CP-1 Notes or the making of any notation thereon.
     Section 5.02 Reports and Statements to Series 2008-CP-1 Noteholders. (a) At least two Business Days prior to each Payment Date, the Servicer will provide to the Indenture Trustee, and on each such Payment Date, the Indenture Trustee shall forward to each Series 2008-CP-1 Interestholder of record a statement (the “Payment Date Statement”) prepared by the Servicer
Series 2008-CP-1 Supplement

setting forth certain information relating to the Issuer, the Series 2008-CP-1 Notes and the Required Net Pool Balance.
     (b) A copy of each statement provided pursuant to paragraph (a) will be made available for inspection by any Series 2008-CP-1 Interestholder at the Corporate Trust Office.
     (c) Within the prescribed period for tax reporting purposes after the end of each calendar year, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2008-CP-1 Noteholder and the Residual Interestholder, a statement prepared by the Servicer containing such information as may be required by the Code and applicable U.S. treasury regulations to enable the Series 2008-CP-1 Noteholders or Residual Interestholder to prepare their federal income tax returns. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.
ARTICLE VI
Early Amortization Events
     Section 6.01 Additional Early Amortization Events. (a) In addition to the Early Amortization Events set forth in Section 5.17 of the Indenture and except as provided in Section 6.01(b), the occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Indenture Trustee or the Series 2008-CP-1 Noteholders, be deemed to be an Early Amortization Event solely with respect to Series 2008-CP-1:
     (i) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 12% for the Determination Dates falling in February through May, less than 14% for the Determination Date falling in June, less than 16% for the Determination Dates falling in July through October, or less than 14%, for the Determination Dates falling in November through January;
     (ii) any Servicing Default occurs;
     (iii) the occurrence of an Event of Default with respect to the Series 2008-CP-1 Notes and the declaration that the Series 2008-CP-1 Notes are due and payable pursuant to Section 5.2 of the Indenture;
     (iv) on the Series 2008-CP-1 Stated Maturity Date, the Series 2008-CP-1 Notes are not paid in full;
     (v) the sum of all investments (other than Receivables) held in Trust Accounts of the Issuer and, without duplication, amounts held in the Excess Funding Account, represents more than fifty percent (50%) of the dollar amount of the assets of the Issuer on each of six (6) or more consecutive monthly Determination Dates, after giving effect to all payments made or to be made on the Payment Dates relating to those Determination Dates;
     (vi) on any Payment Date, there exists (a) Investor Charge-Offs or (b) a withdrawal from the Reserve Account, in each case relating to a shortfall in Non-Principal Collections on a prior Payment Date that has not been reimbursed as of such Payment Date after application of all Collections on such date or (ii) there exists (a) Investor Charge-Offs or (b) a withdrawal from the
Series 2008-CP-1 Supplement

Reserve Account, in an aggregate amount in excess of 0.25% of the Initial Invested Amount, in each case relating to a shortfall in Non-Principal Collections on such Payment Date;
     (vii) the Subordinated Interest Percentage is less than the Required Subordinated Interest Percentage for five consecutive Business Days;
     (viii) on any Payment Date after the occurrence of an Enhancement Trigger Event under clause (b) of the definition thereof, the Seller has not deposited an amount into the Reserve Account equal to 1.0% of the Initial Invested Amount; or
     (ix) on any Payment Date, the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount for such Payment Date after application of all Collections on such date and for the two consecutive Payment Dates immediately preceding such Payment Date.
     (b) In the case of any event described in Section 6.01(a)(ii) above or in Section 5.17(d) or (e) of the Indenture, an Early Amortization Event with respect to Series 2008-CP-1 shall be deemed to have occurred only if either (i) the Indenture Trustee or (ii) the Control Investors, by written notice to the Issuer, the Seller and the Servicer (and the Indenture Trustee, if such notice is given by Series 2008-CP-1 Noteholders) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any other event described above or in Section 5.17 of the Indenture, an Early Amortization Event will occur without any notice or other action on the part of the Indenture Trustee or the Series 2008-CP-1 Noteholders immediately upon the occurrence of such event.
     Section 6.02 Recommencement of the Revolving Period. If any Early Amortization Event (other than an Early Amortization Event described in Section 5.17(a) of the Indenture) occurs, the Revolving Period shall recommence following satisfaction of the Rating Agency Condition and if the Control Investors consent thereto; provided, however, that no other Early Amortization Event that has not been cured or waived as described herein has occurred and the scheduled termination of the Revolving Period has not occurred.
ARTICLE VII
Optional Purchase
     Section 7.01 Optional Purchase.
     (a) On any Payment Date occurring after the date on which the aggregate outstanding principal amount of the Series 2008-CP-1 Notes is reduced to an amount less than or equal to 10% of the maximum outstanding principal amount of the Series 2008-CP-1 Notes as of the date hereof, the Servicer shall have the option to purchase the Series 2008-CP-1 Notes in whole but not in part at a purchase price equal to the Redemption Price for such Payment Date.
     (b) The Servicer shall give the Indenture Trustee at least 20 days’ prior written notice of the Payment Date on which the Servicer intends to exercise such purchase option. Not later than 12:00 noon, New York City time, on such Payment Date, the Servicer shall deposit an amount equal to the sum of (i) the Series 2008-CP-1 Excess Funding Amount (in a maximum amount not exceeding the Redemption Price), (ii) the Reserve Account Amount (in a maximum amount not exceeding the Redemption Price), (iii) the amount on deposit in the Principal Account (in a maximum amount not exceeding the Redemption Price) and (iv) the excess, if any, of the
Series 2008-CP-1 Supplement

Redemption Price over the amounts calculated in clauses (i), (ii) and (iii) into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Redemption Price. The Redemption Price shall be distributed as set forth in Section 8.01.
ARTICLE VIII
Final Distributions
     Section 8.01 Acquisition of Notes Pursuant to Section 10.1 of the Indenture; Distributions pursuant to Section 7.01 of this Series Supplement or Section 5.4 of the Indenture.
     (a) The amount to be paid by the Seller to the Collection Account with respect to Series 2008-CP-1 Notes in connection with a redemption of the Series 2008-CP-1 Notes pursuant to Section 10.1(b) of the Indenture shall equal the Redemption Price for the Payment Date on which such redemption occurs.
     (b) With respect to the Redemption Price deposited into the Collection Account pursuant to Section 7.01 or 8.01(a) of this Series Supplement or any amount distributable to the Series 2008-CP-1 Noteholders pursuant to Section 5.4(a)(iv) or 5.4(b) of the Indenture following a sale of Receivables by the Issuer, the Indenture Trustee shall, not later than 12:00 noon, New York City time, on the Payment Date on which such amounts are deposited (or, if such date is not a Payment Date, on the immediately following Payment Date), based upon information provided by the Servicer (which shall include specific instructions with respect to the following amounts), make distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds:
     (i) first, (x) an amount equal to the Outstanding Amount of the Class A Notes shall be distributed to the Class A Noteholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Payment Date, (B) any Class A Monthly Interest previously due but not distributed on a prior Payment Date, (C) the amount of Class A Additional Interest, if any, for such Payment Date and any Class A Additional Interest previously due but not distributed on a prior Payment Date, shall be distributed to the Class A Noteholders and (D) any Other Monthly Amounts owing to the Class A Noteholders which are due and unpaid;
     (ii) second, (x) an amount equal to the Outstanding Amount of the Class B Notes shall be distributed to the Class B Noteholders and (y) an amount equal to the sum of (A) Class B Monthly Interest for such Payment Date and (B) any Class B Monthly Interest previously due but not distributed on a prior Payment Date, shall be distributed to the Class B Noteholders; and
     (iii) third, any excess will be released to the Residual Interestholder.
     (c) Notwithstanding anything to the contrary in this Series Supplement or the Indenture, any distribution made pursuant to
Section 8.01(b) shall be deemed to be a final distribution pursuant to Section 2.7(c) of the Indenture with respect to the Series 2008-CP-1 Notes.
     Section 8.02 Series Termination. On the Series 2008-CP-1 Stated Maturity Date, if the Invested Amount is greater than zero (after giving effect to deposits and distributions otherwise to be made on such Series 2008-CP-1 Stated Maturity Date), the Indenture Trustee will sell or cause to be sold on such Series 2008-CP-1 Stated Maturity Date in accordance with the Indenture an amount of Principal Receivables (or
Series 2008-CP-1 Supplement

interests therein) equal to 110% of the Invested Amount on such Series 2008-CP-1 Stated Maturity Date (after giving effect to such deposits and distributions); provided, however, that in no event shall the amount of Principal Receivables sold exceed the product of the Series 2008-CP-1 Allocation Percentage (for the Collection Period in which such Payment Date occurs) and Principal Receivables on such Payment Date. The proceeds from such sale shall be paid first, to the Class A Noteholders until the outstanding principal amount and unpaid interest on the Class A Notes is paid in full; second, to the Class B Noteholders until the outstanding principal amount and unpaid interest on the Class B Notes is paid in full; and then any remaining proceeds shall be allocated and distributed as Principal Collections in accordance with the terms of Section 4.06. On and after the Termination Date, no distributions will be made pursuant to this Supplement except as otherwise expressly provided for in the Indenture.
ARTICLE IX
Other Series Provisions
     Section 9.01 Additional Covenants. Except for the conveyance hereunder to the Indenture Trustee, the Issuer shall not sell, pledge, assign or transfer to any other Person any rights it might have to funds on deposit in the Collection Account, the Principal Account, the Reserve Account or the Excess Funding Account or Investment Proceeds with respect thereto.
     Section 9.02 Tax Treatment of the Class A Notes. The Issuer and the purchasers of the Class A Notes intend, and will take all actions consistent with and refrain from any action inconsistent with the intention, that the Class A Notes be treated as indebtedness which is solely secured by the Collateral for all federal, state, local, and foreign income and franchise tax purposes and that the Issuer be disregarded as an entity separate from the Seller for federal income tax purposes. The Issuer, by entering into this Series Supplement, and each Class A Noteholder, by its acceptance of its Class A Note, agrees to treat the Class A Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.
     Section 9.03 Supplemental Indentures. It is expressly understood by the parties hereto that with respect to Series 2008-CP-1, no action may be taken under Section 9.1(b) of the Indenture unless the Rating Agency Condition has been satisfied.
     Section 9.04 Waiver of Past Defaults. Any default by the Servicer as described in Section 7.4 of the Agreement may be waived by only by the Control Investors.
ARTICLE X
Miscellaneous Provisions
     Section 10.01 Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.
     Section 10.02 Counterparts. This Series Supplement may be executed by the parties hereto in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
     Section 10.03 GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF
Series 2008-CP-1 Supplement

THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
[signature pages follow]
Series 2008-CP-1 Supplement

     IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

TEXTRON FINANCIAL FLOORPLAN MASTER
NOTE TRUST, as Issuer

By:	U.S. Bank Trust National Association, not in
its individual capacity, but solely as Owner
Trustee on behalf of the Trust

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Vice President

TEXTRON FINANCIAL CORPORATION,
as Servicer

By:

Name:
Title:

THE BANK OF NEW YORK, not in its individual
capacity but solely as Indenture Trustee

By:

Name:
Title:
Signature Page to
Series 2008-CP-I Supplement

     IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST, as Issuer

By:	U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner
Trustee on behalf of the Trust

By:
Name:
Title:

TEXTRON FINANCIAL CORPORATION, as Servicer

By:	/s/ Brian F. Lynn
Name: Brian F. Lynn
Title: Senior VP and Treasurer

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:
Signature Page to
Series 2008-CP-l Supplement

     IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST, as Issuer

By:	U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

TEXTRON FINANCIAL CORPORATION, as Servicer

By:
Name:
Title:

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenting Trustee

By:	/s/ Jacqueline Kuhn
Name: JACQUELINE KUHN
Title: ASSISTANT TREASURER
Signature Page to
Series 2Q08-CP-1 Supplement

EXHIBIT A
[Please see attached.]

EXHIBIT B
[Please see attached.]